Prospectus Supplement (Sales Report) No. 38 dated July 7, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 377472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377472	$6,000	$6,000	9.63%	1.00%	July 2, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377472. Member loan 377472 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Internet Company	Debt-to-income ratio:	5.74%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Internet Company
Education:	Virgina Tech

This borrower member posted the following loan description, which has not been verified:

I always pay my bills on time. Just want to move some debt to a lower interest rate.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$132,103.00	Public Records On File:	1
Revolving Line Utilization:	14.20%	Months Since Last Record:	62
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your income is $25,000 a month, why would you even need to borrow $6,000?	I was going to ask for $25k but it changes the interest rate too be too high. So I just settled at $6k. I really don't need this loan, but since I went through the loaning process I figured I see how Lending Club worked etc. Most likely I will pay off the loan early.
Can you describe your 132k revolving debt? How will only 6k help refinance? Also, can you have LC verify your income? Thanks.	I don't have 132K revolving right now, that was months ago. Its around 15k now. I've already told LC they can verify my income.

Member Payment Dependent Notes Series 401782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401782	$3,200	$3,200	12.21%	1.00%	July 3, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401782. Member loan 401782 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Tri-City Technologies	Debt-to-income ratio:	14.00%
Length of employment:	2 years 11 months	Location:	Sacramento, CA

Home town:	Carmichael
Current & past employers:	Tri-City Technologies, Interstate Print Solutions
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

At the end of my college education I needed an additional student loan and because I wasn't working as much as I had previously I required a co-signer. Now the co-signer has financial plans that they would like to persue and would like me to consolidate the loan so I am the sole loan recipient. The loan isn't large, is current, and I pay more than the minimum every month.

A credit bureau reported the following information about this borrower member on May 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,243.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do at Tri-City Technologies and could you explain your delinquency? Thanks Art	I am the senior customer service representative so I take orders from new and existing clients and process them so their needs are met. I am not delinquent on any of my current loans or credit responsibilities. The reason for this loan is to pay off an existing loan in order to remove the co-signer for her own credit processes.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	My rent and utilities is about $740. I spend approx. $100 to $150 in gas each month depending on gas prices. Other ongoing expenses include other loan and credit cards: $490. Cell phone, house phone and internet are approx. $140. Car insurance is about $150. My father is my dependent.
What was the delinquency 37 months ago?	I believe that was when I was out of the state for a school trip and had forgot to set up my payment before I left. I didn't have computer access. This was one of VERY few late payments for the life of the card of about 9-10 years. And I was only about 2 weeks late.
Hi. Could you verify your income with Lending Club?	I bring home approx. $2800 a month from all my sources of income.

Member Payment Dependent Notes Series 416365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416365	$8,400	$8,400	11.89%	1.00%	July 7, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416365. Member loan 416365 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Southwestern Company	Debt-to-income ratio:	5.40%
Length of employment:	5 months	Location:	san antonio, TX

Home town:	Detriot
Current & past employers:	Southwestern Company
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I am in need of the loan because I am looking into purchasing a vehicle and I am in the process of moving. Need it to get a start and to be completly able to do so with this loan will give me the start that I need. As you can see I have good credit and I know that having good credit is essential in this day and age. I will be on time with the payments and plan on having the loan paid off before the deadline. I have a good job that has a promising future.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,291.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you are moving, will your job status change?	No i will still have my job.
Hi. Could you verify your income with Lending Club?	3k monthly
I worked with SW as well, are you currently selling books or do you work with the company?	Yes with the company.

Member Payment Dependent Notes Series 416675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416675	$4,000	$4,000	9.63%	1.00%	July 3, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416675. Member loan 416675 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Standard Secrurity Life Insurance Company of New York	Debt-to-income ratio:	24.50%
Length of employment:	2 years 3 months	Location:	OLD BRIDGE, NJ

Home town:	Brooklyn
Current & past employers:	Standard Secrurity Life Insurance Company of New York, New York Life Insurance
Education:	St. John's University

This borrower member posted the following loan description, which has not been verified:

I have always paid all my bills on time. I have a balance on a high rate credit card which I wish to pay off at a more resonable rate. I am steadily employed as an accountant.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$139,544.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Can you list the amounts remaining on your mortgage and high rate credit card debts with the corresponding interest rates and monthly payments? Do you have an emergency fund? And if so, how many months of total living expenses does it cover?	I have submitted this information to lending club by email.
Greetings - You have a good salary, but quite a bit of debt. This coupled with the high DTI and credit card utilization gives me concern about your spending. Do you see this as an issue and could you explain your budget a bit more? Regards; Art	This debt was accumulated while my wife was home with our young children. She is now employed.
Hi, can you get your income verified with LC please? I'd like to fund you once it's done. do you use $4000 to refinance your credit debts $139544? Could you please explain a little bit maybe? thx n good luck	I have submitted the information via email to Lending Club. I am in the process of replacing higher interest debt with lower interest loans.
Those 140K of revolving credit balance: is that all credit card debt? How will 4K form LC help you consolidate that in any significant way? Thanks.	No the bulk of it is a HELOC. I am in the process of replacing higher interest debt with lower interest loans.

Member Payment Dependent Notes Series 417153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417153	$5,000	$5,000	11.58%	1.00%	July 3, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417153. Member loan 417153 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	ucsf	Debt-to-income ratio:	13.52%
Length of employment:	3 months	Location:	SAN FRANCISCO, CA

Home town:	Providence
Current & past employers:	ucsf
Education:	Boston University, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

To whom it concerns, I am in the market for a modest loan to bridge the gap between salary and what is needed for wedding expenses. Sincerely, Ari Akerstein

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$323.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ucsf ?	Hi, university of california, san francisco. This is one of the top university / medical research centers in the world.

Member Payment Dependent Notes Series 417841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417841	$6,000	$6,000	7.68%	1.00%	July 2, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417841. Member loan 417841 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Thirteen23 Corp	Debt-to-income ratio:	1.86%
Length of employment:	2 years 6 months	Location:	AUSTIN, TX

Home town:	Atlanta
Current & past employers:	Thirteen23 Corp, Mains'l Services
Education:	Morningside College (B.A.), Unicversity of St. Thomas (Masters)

This borrower member posted the following loan description, which has not been verified:

Hello, I'd like a loan to pay for a used car-- my previous car was recently broken into and totaled. I was planning to buy a used car this fall, so I've been anticipating the monthly payments, but recent events have accelerated my plans! Thank you very much for your consideration. Jeffrey

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,738.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 418217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418217	$4,975	$4,975	10.95%	1.00%	July 2, 2009	July 2, 2012	July 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418217. Member loan 418217 was requested on June 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,247 / month
Current employer:	Richard Wolf Medical Instruments Corporation	Debt-to-income ratio:	12.69%
Length of employment:	6 months	Location:	Round Lake Beach, IL

Home town:	Chicago
Current & past employers:	Richard Wolf Medical Instruments Corporation, MonoGen, Aksys, Ltd., Mettler-Toledo Autochem, Visiontek
Education:	College of Lake County

This borrower member posted the following loan description, which has not been verified:

My name is Laura Ann Brzostowski and I am applying for a personal loan in the amount of $10,000. This money will be used to purchase a master distributorship to sell Return-A-Pet ID tags. Return-A-Pet is the number 1 pet registry in the nation and is now moving worldwide. I would like to purchase a territory and start selling these dog ID tags. I do, however, need some start up money for this.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,992.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this Return-a-Pet investment take over as your full-time job, or will you still work @ Richard Wolf?	This will be a part time investment. I want to continue working for Richard Wolf Medical.

Member Payment Dependent Notes Series 418348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418348	$10,000	$10,000	12.21%	1.00%	July 6, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418348. Member loan 418348 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,886 / month
Current employer:	Office of Chief Counsel start date July 2009	Debt-to-income ratio:	11.91%
Length of employment:	n/a	Location:	LAGUNA BEACH, CA

Home town:	Eugene
Current & past employers:	Office of Chief Counsel start date July 2009
Education:	NYU School of Law (LL.M.), Lewis and Clark Law School (JD), University of Oregon (BA)

This borrower member posted the following loan description, which has not been verified:

I just graduated from law school in New York (NYU LL.M. in taxation) and accepted a job as an attorney with the Office of Chief Counsel (federal government) in Laguna Niguel, CA. I need a loan to cover moving costs and living expenses until I am first paid. I start work July 6, 2009.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	72
Revolving Credit Balance:	$2,015.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us what your monthly bills will be, including any school loans that are still outstanding?	Sure. Rent is 1500, school loans will be around 900, this loan will be 330, utilities and phone around 150, and food and misc around 1000. I have no car payment, so a total of 3870 a month. Let me know if you have any other questions.

Member Payment Dependent Notes Series 418698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418698	$10,000	$10,000	14.74%	1.00%	July 3, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418698. Member loan 418698 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	hampton telecom	Debt-to-income ratio:	12.72%
Length of employment:	10 years	Location:	brooklyn, NY

Home town:	brooklyn
Current & past employers:	hampton telecom
Education:

This borrower member posted the following loan description, which has not been verified:

need extra cash

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	29
Revolving Credit Balance:	$4,456.00	Public Records On File:	1
Revolving Line Utilization:	22.60%	Months Since Last Record:	39
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 418875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418875	$16,000	$16,000	11.26%	1.00%	July 3, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418875. Member loan 418875 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,500 / month
Current employer:	Stryker Biotech	Debt-to-income ratio:	8.83%
Length of employment:	14 years 7 months	Location:	Hartford, VT

Home town:	Springfield
Current & past employers:	Stryker Biotech
Education:	University of Maine, Antioch New England Graduate School

This borrower member posted the following loan description, which has not been verified:

this loan is to consolidate some debt

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,123.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you are trying to pay off?	two credit card both with apx 9000 each, high interest rates one has an apr of 13% and the other 30%
let me know when your Credit Review Status is completed. john	approved
I would like to help fund your loan, but have a few questions. Can you give a brief description of the type of work you perform at Stryker Biotech? Do you currently rent, own your home or have a mortgage? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Do you have an emergency fund? And if so, how many months of total living expenses will your emergency fund cover?	I am a Quality Control Supervisor at Stryker. I currently have a morgage on my home. Yes I can verify my income. I currently don't have an emergency fund due to a recent divorce
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	1. yes 2. yes 3. I will be paying off credit cards, so there will be money to pay a monthly payment 4. I have a budget written 5.I have about $600 in a savings account 6. yes

Member Payment Dependent Notes Series 418963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418963	$17,400	$17,400	15.05%	1.00%	July 6, 2009	July 3, 2012	July 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418963. Member loan 418963 was requested on June 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Lincoln Park Care Center	Debt-to-income ratio:	18.82%
Length of employment:	6 years 3 months	Location:	Lincoln Park, NJ

Home town:	Cebu City
Current & past employers:	Lincoln Park Care Center
Education:	Southwestern University

This borrower member posted the following loan description, which has not been verified:

Hi! I'm Bradley, a Physical Therapist in New Jersey....I have a big problem with my credit cards and I want to pay it off because of the high interest. I want to be debt free for 36 to months and if somebody will let me borrow the amount that I requested with low APR it will be a great help for me and my family. I promised that I will use the loan to be debt free and never use the credit cards again. I will pay the monthly on time. I never declared bankruptcy and my accounts are in good standing. I just want to pay it off thru consolidation and pay once a month. Please help me. Thank you very much.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,954.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please submit your W-2 statements to Lending Club for review. I would like to fund you Thanks	can you give me the address? i will send my W2 as soon as possible. thank you
support@lendingclub.com	i will just scan my W2 and send it to support@lendingclub.com
support@lendingclub.com	i will just scan my W2 and send it to support@lendingclub.com
Hi, Can you please explain how you got the $35954 credit debt? I'm waiting for your income verification too.:)	Before I passed my Physical Therapist licensure I struggle a lot. I came from the Philippines and need to establish myself. I was dependent with my credit cards because of my low income. When I passed my PT licensure my income is good but my credit card debts was already worst. I want to consolidate my bills and pay once month. I can afford to pay the $867/month for 3 years. I want to be debt free in 3 years. As soon as I get the money and pay it off I will close my credit cards and maybe just retain one credit with low credit limit. It's my fault that I was not able to control my spending. Now that I learned from mistakes I will never do it again.

Member Payment Dependent Notes Series 418994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418994	$6,000	$6,000	16.95%	1.00%	July 2, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418994. Member loan 418994 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,542 / month
Current employer:	Cheryl Bissetts Preschool and Childcare	Debt-to-income ratio:	18.05%
Length of employment:	3 years	Location:	SHREWSBURY, MA

Home town:	Framingham
Current & past employers:	Cheryl Bissetts Preschool and Childcare, Bugaboo Creek Steakhouse, Outback Steakhouse, TJX Companies Inc.
Education:	Framingham State College, Assumption College, Worcester State College, Salve Regina University, Bryant University

This borrower member posted the following loan description, which has not been verified:

I am looking to invest in a 2008 Tahoe Q5i with a 190hP Mercruiser I/O. I will be putting 14,000 down in cash and am looking to finance the balance of $13,500. My two 6-year old sons love the water and this boat will certainly provide plenty of fun family evenings and weekends...The Bank Of America loan on my credit report is a student loan that I am a co-borrower on with my fiance. The payments are automatically withdrawn from his personal checking account. At the time I added my name to establish credit. The car loan with Sovereign Bank is also paid by my fiance and is automatically withdrawn from his personal checking account...I live in a family owned house and only cover the cost of utilities as rent. Repaying those willing to extend credit is extremely important to me. If I was not 100% confident that I could make the payment, I would not be asking for a loan. Its a matter of responsibility. THanks for considering financing my investment.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	22
Revolving Credit Balance:	$82.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the 1 delinquent payment in the past 22 months? How do you anticipate paying back this loan for the boat?	The 1 delinquent payment occurred when I set up a future payment online before leaving for vacation and failed to change the checking account number to my new bank account on the drop down menu. The previous account had been closed when I switched banks. I paid double payment immediately upon my return when I realized the mistake. I anticipate paying back the loan in full with automatic monthly withdrawls. I am putting a 10,000 dollar down payment so I am certainly committed to the investment. Paying back creditors is a top priority to me.

Member Payment Dependent Notes Series 419047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419047	$18,400	$18,400	13.16%	1.00%	July 6, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419047. Member loan 419047 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,074 / month
Current employer:	C.S.U Channel Islands	Debt-to-income ratio:	14.24%
Length of employment:	1 year	Location:	VENTURA, CA

Home town:	Granada Hills
Current & past employers:	C.S.U Channel Islands
Education:

This borrower member posted the following loan description, which has not been verified:

I always pay on time ,never late,and have good credit. Please help me with my situation.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,551.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate this debt?	I trusted a good friends judgement in a investment deal awhile back and it failed. Now I am tring to do the responsible thing and pay my creditors back. This loan will be very helpful in that it will lower the high interest I am paying now.
Hi Jay1~ Can you please give me a breakdown of your monthly expenses and whether you will be able to comfortably pay the 620+ loan expense each month in addition to all your other expenses. Do you have any kind of emergency fund or savings (AND how much?)to draw on in case the extra cash? is needed? Thanks	Monthly Expenses Breakdown: Apt Rent:$1100.00 Other Monthly Bills:$600.00 Lending Club Loan:$620.00 Savings Account:$3000.00 Stock market:$2000.00

Member Payment Dependent Notes Series 419110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419110	$23,475	$23,475	11.58%	1.00%	July 6, 2009	July 4, 2012	July 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419110. Member loan 419110 was requested on June 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Qteros Inc.	Debt-to-income ratio:	15.03%
Length of employment:	6 months	Location:	UPTON, MA

Home town:	Weymouth
Current & past employers:	Qteros Inc., Lonza Biologics
Education:	Harvard University, Wheaton College-Norton

This borrower member posted the following loan description, which has not been verified:

I experienced a difficult time in my personal life a few years ago, coped in part by abusing my credit cards and became seriously in debt. I've paid down the debt by about 40% over the last year and a half -- generally making payments more than once a month to each of 5 cards. However, within the last couple of months, 3 of these credit cards have increased their interest rates criminally. I've requested rate reductions directly and can't get any cooperation despite my very good credit history. It feels like I'm now trying to fill a bucket with a giant hole in the bottom. I would like to consolidate 3 of these credit cards, all of which have interest rates at 22.99% or (much) higher. I have a stable, management position with a very good salary and remain 1000% committed to achieving credit-card debt-free life, as I have two kids to send to college soon within the next few years. Going through the banking system and, worse yet, the "special introductory rate" credit card systems have only made things worse. This solution seems to me a real solution. I can't bear this burden on me and my family and would be very grateful for the help.

A credit bureau reported the following information about this borrower member on June 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,539.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Would you be willing to verify your income with Lending Club? Please contact Lending Club staff to find out how. Can you give a brief description of the type of work you perform at Qteros? Do you have an emergency fund? If so, how many months of total living expenses does it cover?	Yes, I'm willing to verify my income. My position is Human Resources Manager of a well-funded biofuels development company. No, unfortunately, I have no emergency fund or savings.
Greetings - I don't really have a question, but a suggestion. You've have quite a bit of debt and it will take a while for you to get that addressed. Your request is quite high for an unsecured loan. Many lenders don't look at loans over $10K because of the risk. My suggestion would be to address one of your cards and request something less than $10K. Once that loan is paid off you could then take on your second card with a second loan. This is the part that takes time. Best of luck; Art	Hi Art, Thank you for the suggestion. I'll certainly give it further consideration particularly if I'm unable to secure a loan in the full amount of my current usury-interest credit card debt. It's nice to know there are people out there who wish to help, including offering good advice. Best regards, Nancy
Nancy, Although unsecured, I plan on funding your loan because you ultimately sound very determined to get out of the whole your in. I wish you luck. mk	Thank you VERY much. You're right -- This is a life-changer for me both financially AND in other ways!
Are you willing to accept a partial funding of your loan request ? Thanks	I THINK so. I'm exploring other loan possibilities and will happily cobble together a patchwork of lower-interest loans, if that's what it takes. Of course, my preference is one lower-interest loan, if possible. Thank you for your consideration.
Hi, A few questions: (1) Are you current with all your debt payments and bills? (2) How will your monthly cash flow cover this loan???s monthly payment? (3) Do you have a written & active monthly expense & savings cash flow plan (budget)? (4) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (5) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	(1) Yes. (2) I will redirect 3 monthly credit card payments to cover this loan. (3) I am in the process of setting up a budget and tracking using mint.com (4) Yes, I have $1,000 emergency fund but (5) no savings plan to replenish it yet. If I can consolidate credit card debt into one or two payments, I will free up cash to direct to savings. Right now I'm probably overpaying credit card debt at the expense of savings, in an effort to reduce the credit card debt asap. Unfortunately, this "overpayment" has created a vicious cycle of not having enough cash available for monthly out-of-pocket expenses, thus I defaulted to using credit. With mint.com, I find I'm learning to set a realistic monthly budget for debt reduction and regular expenses. It will make a big difference if I can consolidate credit card debt at a non-usury interest rate. Thank you for your consideration.
Hi Nancy. Is your job secure in these insecure economic times?	With as much assurance as any of us can say, I say YES. I work for a promising, well-funded, private biofuels development company. In addition to secure, global investors, we're in line for Dept of Energy grants, of which many funds are available in this political climate. Thank you for your consideration.
Well well well, you do sound honest and convinced of your need to get out of debt. What is not convincing is how you'll make sure you don't make the same mistake of piling up the credit card receipts. Can you tell us how you are dealing with that?	I currently have 5 credit cards (Visa, MC). When I pay off accounts, I will CLOSE 4 of them, retaining only one with a reasonable interest rate and, most importantly, a modest credit limit. Also, while this can't be captured on a spreadsheet, there's a mental shift that must occur, I believe, in order to avoid the mistakes I made in the past. I think I've made that shift. It's humbling to have to admit to the mistakes I've made and ask for help. I don't want to be in this position again. Thanks for your question and your consideration.
You sound very alone in this, have you consulted a free government credit counseling service to negotiate and create a credit plan for you? Get credit counseling from a government-approved organization, you can find a state-by-state list of government-approved organizations at www.usdoj.gov/ust, the website of the U.S. Trustee Program.	Thank you. I didn't know about this resource.
Also checkout these books from the library or get them used on Amazon for cheap and read them: 1. Your Money or Your Life 2. The Simple Living Guide: A Sourcebook for Less Stressful, More Joyful Living	Great advice. Thank you :)

Member Payment Dependent Notes Series 419128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419128	$6,800	$6,800	11.89%	1.00%	July 6, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419128. Member loan 419128 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,892 / month
Current employer:	Scranton Counseling Center	Debt-to-income ratio:	15.43%
Length of employment:	4 years	Location:	OLD FORGE, PA

Home town:	Old Forge
Current & past employers:	Scranton Counseling Center
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

I'm looking for funds to pay off debt and also fund a dream vacation. I have an installment loan and a few credit cards that I would like to pay off. I would also like to fund a vacation to Italy. I was prequalified through Lending Tree. I do not have a mortgage or auto loans. My installment loan and credit cards are always paid on time. You will note that my credit score is good and I have been employed by the same company for four years. I have always paid my debts and fully intend to pay this loan diligently.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,435.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 419142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419142	$20,000	$20,000	10.95%	1.00%	July 6, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419142. Member loan 419142 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,049 / month
Current employer:	Mt Sinai Medical Center	Debt-to-income ratio:	13.62%
Length of employment:	2 years 2 months	Location:	BROOKLYN, NY

Home town:	Brooklyn
Current & past employers:	Mt Sinai Medical Center
Education:	Long Island University-Brooklyn Campus

This borrower member posted the following loan description, which has not been verified:

Planning on using this loan to pay off a credit card with a very high interest rate.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,466.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A few questions. (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your debt payments? (3) How will your monthly cash flow cover this loan's monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank you! DebtBuster1	To answer your questions (1) I already have provided information requested from the Lending Club regarding my income. (2) Yes I am. (3) I recieve bi-weekly checks and will be able to cover loan payments on time. (4) Yes i do. (5) Yes I do. (6) Yes it does. Thank you...
I would like to help fund your loan, but have a few questions. Are you willing to briefly explain why your credit card debt is so large? Can you give a short description of the type of work you perform at the Mt Sinai Medical Center? How many months of total living expenses will your emergency fund cover?	Basically, wanting to pay off a credit card balance with a 19.24% interest rate which has accumulated over the past several years due to living expenses. I am a Clinical Nurse Manager in charge of Ambulatory surgery. I have recently started to put savings into an emergencey fund over the past 5 months and continue to do so every month.

Member Payment Dependent Notes Series 419505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419505	$20,000	$20,000	11.89%	1.00%	July 7, 2009	July 5, 2012	July 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419505. Member loan 419505 was requested on June 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,050 / month
Current employer:	US Army	Debt-to-income ratio:	2.89%
Length of employment:	11 years 6 months	Location:	Columbus, GA

Home town:	Columbus
Current & past employers:	US Army
Education:	American Military University

This borrower member posted the following loan description, which has not been verified:

Wishing to improve value, condition, and look of my home (i.e. carpet, exterior beautifcation, etc.), and pay down excess bills with any left over funds. I would really like to obtain these funds as soon as possible, and I am very responsible in paying my debts. I have very good job security, and will pay my debts on time, as indicated by my past performance.

A credit bureau reported the following information about this borrower member on June 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,863.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It looks like you have about $7000 in revolving credit outstanding. What kind of debt is this? What is the interest rate? Thanks.	The revolving credit is all credit cards. The interest rates vary between 19% and 22%, for 3 seperate cards. The monthly payments on these cards will not interfere in the repayment of this loan, and will decrease as I am no longer using those cards on a regular basis. Thank you for your interest, and possible support.
How much do you expect to spend on improvements and how much do you expect to pay for debt repayment?	I plan on spending about 80% of the funding on home improvements and the rest just to pay down one of the higher interest rate credit cards.
Can you verify that you are active duty Army?	I can. I do not know any other way to verify apart from showing a copy of my military ID Card, or Leave and Earnings statement. Please let me know how I can verify this with you.

Member Payment Dependent Notes Series 419559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419559	$5,000	$5,000	12.84%	1.00%	July 2, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419559. Member loan 419559 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,500 / month
Current employer:	Childrens Service Center of Wyoming Valley	Debt-to-income ratio:	13.80%
Length of employment:	4 years 4 months	Location:	WILKES BARRE, PA

Home town:	Kingston
Current & past employers:	Childrens Service Center of Wyoming Valley
Education:	Wilkes University

This borrower member posted the following loan description, which has not been verified:

What makes me a good, reliable, responsible candidate for this loan is that I have never defaulted on any debt, and have been on time with my payments. I would like to pay off some small debts to give me the ability to pay down/off other accounts while giving me a lower APR. What money that is left, I would like to make some small renovations to my home to make improvements.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	78
Revolving Credit Balance:	$7,880.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you explain the 5 recent credit inquiries on you credit history? Will any of those result in additional debt? Your credit history lists 7888 in revolving debt. Will you summarize what remaining debt you will have after you pay this loan off e.g.; balance, interest rate, monthly minimum payment? Please also list off the balance, interest rates, and minimum payments for the debt you will be paying off with this loan. Thank you and good luck.	The five credit inquiries was from my husband attempting to get a loan though who he thought would provide a good interest rate. (which did not go through) I am a little upset with him right now, he didn't believe the impact that would have on my credit report or score. The balances that I will be paying off are: 4 debts; 1 is 340.00, another is 2,100.00, another is 350.00, and the last is 120.00. The interest rates are all above 19.99%. What remaining debt I will have is one credit card with a balance of approx. 1,500.00 and whatever is left on my car.

Member Payment Dependent Notes Series 419638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419638	$10,000	$10,000	12.53%	1.00%	July 6, 2009	July 6, 2012	July 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419638. Member loan 419638 was requested on June 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Kids headquarters	Debt-to-income ratio:	8.90%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:	makati
Current & past employers:	Kids headquarters, Nesi Apparel
Education:	De lasalle university

This borrower member posted the following loan description, which has not been verified:

I would like to repay all my credit cards and discontinue using them. I have learned the hard way that cash is much better than credit. 3 credit cards need to be consolidated which has a total of 8400.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,158.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain why you're taking ~$900 more than your listed revolving debt?	Hi Smartxtai, Here is the total amount i need to pay for: Credit cards = 8614.82 Sleepy's = 601.82 My nephews baptism = 500 (My sister just gave birth last april 29, she is currently not working so I am helping her with the baptism) TOTAL: 9716.64 I rounded it off to $10,000. Monthly I end up paying a total of $500-600 just on the credit cards above but the total balance is not going down. I make good money and I always pay on time. I just need it to be consolidated so I know that everything I am paying for goes directly to the principal not just to the interest. My rent is very cheap only $580 a month, cellphone is only $200 (includes my sisters phone as help) and $21.66 for blockbuster. These are the only things I pay for so I can easily pay all my debts on time. Thank you for your inquiry. I hope you can assist me.
will you be closing your credit card accounts after paying them off?	Hi nickremax, I have inquired about paying it off and closing the account and they said it will affect my credit negatively. So I would need to keep it open but definitely not use them I have more cash on hand. My goal is to lower my debt but at the same time maintain my good credit score while freeing up more of my cash flows for livng expenses. Thank you, I hope you can assist me.

Member Payment Dependent Notes Series 420068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420068	$4,000	$4,000	9.32%	1.00%	July 2, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420068. Member loan 420068 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Pike Electric	Debt-to-income ratio:	12.00%
Length of employment:	8 years 6 months	Location:	Madison, GA

Home town:	Madison
Current & past employers:	Pike Electric
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the money to pay for the rest of my wedding and honeymoon in October. I've always payed all my bills and loans back on time and usally early and will do the same with this money. Thank you.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many employees does Pike Electric have ?	I'm not sure.

Member Payment Dependent Notes Series 420101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420101	$7,200	$7,200	11.26%	1.00%	July 2, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420101. Member loan 420101 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Capital One Financial	Debt-to-income ratio:	0.61%
Length of employment:	2 years 3 months	Location:	Glen Allen, VA

Home town:	Richmond
Current & past employers:	Capital One Financial
Education:	Saint Bonaventure University

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan to replace my kitchen floors (currently Vinyl) with laminate and also I would like to replace my kitchen countertops.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,452.00	Public Records On File:	1
Revolving Line Utilization:	45.40%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 420220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420220	$7,000	$7,000	14.42%	1.00%	July 6, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420220. Member loan 420220 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Slalom Consutling	Debt-to-income ratio:	14.65%
Length of employment:	4 months	Location:	Chicago, IL

Home town:
Current & past employers:	Slalom Consutling, Project Leadership Associates
Education:	Michigan Technological University

This borrower member posted the following loan description, which has not been verified:

Hello, Thanks for taking the time to look at my request. I am currently in a problem as I need to pay almost $10.000 in Medical Expenses and I only have available $3000.00 of them. I am looking for a short term loan (12 Months) I am really responsible with bills and will pay it as agreed. Thanks Again Jose Girbes

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,454.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan. Can you please verify your income by submitting the necessary paperwork to LendingClub? You can contact their support department for details. Thank you!	Paperwork was submitted to Lending Club last Thursday Night. They are on the process of validating it.
Hi Jose, I'm interested in funding your loan and have a few questions: 1. Does your employer provide health/medical insurance? 2. Are these one-time medical expenses or do you foresee further expenses that will once again require that you take out a loan? Thanks!	1. My Employer does provide health insurance through Blue Cross Blue Shield. 2. This is a one time, for charges that were not cover by my medical insurance.

Member Payment Dependent Notes Series 420227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420227	$4,000	$4,000	8.00%	1.00%	July 3, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420227. Member loan 420227 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,333 / month
Current employer:	Houston Community College	Debt-to-income ratio:	12.60%
Length of employment:	12 years	Location:	HOUSTON, TX

Home town:	Houston
Current & past employers:	Houston Community College, Eviro Specialties, Inc.
Education:	Houston Community College System, University of Houston

This borrower member posted the following loan description, which has not been verified:

Thank you for considering me for the loan.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$998.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. You really haven't been specific on what this loan is for. Could you clarify the "loan description"?	Type your answer here. Sorry, I am purchasing product to sell from Mary Kay. When someone needs a product I will have it in stock. I hope that I have answered your question. If there are any others I will be happy to answer. Thank you again. ks
I want to fund your loan, could you please verify your income with Lending club? What is the purpose of this loan and do you have a budget?	I don't work for Lending Club. I want to purchase merchandise for my New company...Mary Kay.

Member Payment Dependent Notes Series 420313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420313	$25,000	$25,000	18.84%	1.00%	July 7, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420313. Member loan 420313 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	King County	Debt-to-income ratio:	6.76%
Length of employment:	2 years 1 month	Location:	Woodinville, WA

Home town:
Current & past employers:	King County
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to purchase an existing coffee shop.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	14
Revolving Credit Balance:	$38,898.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please tell us a little more about the coffee shop. Is it profitable? Do you intend to keep your current job when you purchase the shop? What about the delinquency 14 months ago? Thanks	The coffee shop has been in existence for 12 years, the current owner has owned it for 6 years and worked it part-time. It has a strong stable income with very loyal customers. My wife and I plan to work part-time shifts and keep our existing employment. The delinquency was one 30 day late where the previous month's bill was never received.
Could you please verify your income and explain the delinquincy? Thanks.	My income has been verified - the lone delinquency was for a 30-day late due to the previous month's bill not being received.
what are your financial expectations from the coffee shop business, and on what do you base your expectaions?	The coffee shop has produced a steady income flow and my wife and I expect to continue that income flow. This is a chance for us to venture into business-ownerership to build a future.
Are you still looking for a coffee shop to purchase or already identify a target? When you do expect positive cashflow from the coffee shop? How do you anticipate funding the monthly loan repayment?	We have an existing coffee shop that we are in line to purchase that already has a positive cash flow. We anticipate using the cash flow to provide the monthly loan repayments.
Can you describe what you do at your employer? can you also get your income verified by lendingclub? Thanks.	I'm a labor negotiator (negotiate union contracts). I have had my income verified.
Robert, if you want money to purchase a coffee shop in Seattle you're going to have to give a little more detail about your business plan. Please explain why this is a good investment for you and for me.	This is an existing drive-through coffee shop outside of Seattle with a very stead cash-flow and loyal customer base. We have been working with the existing owner (owned it for 6 years and worked it for 6 before that) to develop a seamless transition for the customers.
Your last delinquency was only 14 months ago can you explain the circumstances?	The lone delinquency 14 months ago or so was due to a bill not being received and so when I received the next month's bill I ended up getting to the 30-day late threshold.
Can you please tell us what personal cash you are contributing to the purchase?	We are committing about $10,000 of our personal f unds to the purchase of the coffee shop (plus our personal time in part-time shifts working there).
Love your entrepreneurial spirit in the middle of this economy. Good luck, and please don't be late on your payments.	There are three constants in the Seattle area - rain, summer starts July 5th and people buy $5 coffees. Thank you!
This is a drive-through, not sit-down shop? What is the location situation? Is this a lease in a shopping center parking lot? Or What? How long is the lease? Anything else that sheds light on the situation?	Yes, this is a drive-through espresso stand. The stand exists with a nice drive-through lane in a parking lot of a business park with a stand-alone nice itallian restaurant. We have been pre-approved, upon sale, for a 5 year lease extension at the current rate. The business park is located just off a main east-west thorough-fare providing easy access for commuters and local access for local customers as well.
How has the cash flow been affected - now compare to say a year ago? two years ago?	Cash flow has been very consistent. There has been a slight incease over the years due to a population boom, but overall, customers are loyal and consistents.
How loyal are your customers going to be during this recession? I do admire your entrepreneurial spirit and wish you success.	Coffee seems to be pretty stable, even in this economy. Starbucks has been somewhat hit - but that is because they over-saturated and expanded way beyond their coffee staple.

Member Payment Dependent Notes Series 420314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420314	$24,000	$24,000	12.53%	1.00%	July 7, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420314. Member loan 420314 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,650 / month
Current employer:	Bay Village of Sarasota	Debt-to-income ratio:	3.79%
Length of employment:	6 years	Location:	Bradenton, FL

Home town:	La Habana
Current & past employers:	Bay Village of Sarasota, THE GLENRIDGE ON PALMER RANCH
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

Loan Purpose: Home Improvement (Painting, Landscaping and Remodeling Kitchen and Bathrooms). Properly planned and executed, Home Improvement and Repair Projects "add" comfort and "value" to my home

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,293.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide your monthly expenses by category? Thanks.	Mortgage: $1,401 Revolving Accounts: Bank of America: $58 Chase: $35 Citibank: $18 Citibank: $24 Other expenses: Utilities, Gas, food, etc. aprox.$800
Is all this money being used for home improvements or will you be paying down you CC cards as well	This money will be used only for home improvements (painting, landscaping and remodeling kitchen and bathrooms).

Member Payment Dependent Notes Series 420411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420411	$5,000	$5,000	15.05%	1.00%	July 3, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420411. Member loan 420411 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	superior bank	Debt-to-income ratio:	4.31%
Length of employment:	6 months	Location:	Montgomery, AL

Home town:	New Orleans
Current & past employers:	superior bank, Starbucks, Chick-Fil-A
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate 2 cards with balance of apx. $2500 with a 29.99% interest rate and a 27.99% interest rate.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,329.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How can you have $5K in credit card balance when you apparently have only $3.5K of credit line (given - from your profile - that $3329 balance = 95% of credit line)? BTW, can you get your income verified? Thanks.	There is apx. $2765 in credit card balances that are mine and the rest of the money will go towards a loan my wife has.
Hello. Will you please list of the current balances, interest rates, and required monthly minimum payments for each debt account you will be paying off? Additionally please include a summary of your household monthly income and monthly expenses (rent, utilities, car payments, food etc.). Thank you.	$1800 @ 27.99% Min. payment is apx. $75 $900 @ 20.00% Min. payment is apx. $50 $2200 @ 30.99% Min. payment is apx. $115 Total income per month is listed on the profile. Expenses usually total about $1200, not including credit card payments. We have no car payments as they are both paid for.

Member Payment Dependent Notes Series 420536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420536	$18,000	$18,000	11.58%	1.00%	July 7, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420536. Member loan 420536 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Astrobotic Technology Inc	Debt-to-income ratio:	16.78%
Length of employment:	1 year 3 months	Location:	San Francisco, CA

Home town:	Los Angeles
Current & past employers:	Astrobotic Technology Inc, UBS Investment Bank, Lockheed Martin Corp., Commonwealth Scientific and Industrial Researc Organization
Education:	Carnegie Mellon University

This borrower member posted the following loan description, which has not been verified:

Hello, I am up to winning a $500k NASA sponsored competition called the "Regolith Excavation Challenge" (http://regolith.csewi.org/). What the competition is about is finding new and innovative ways to move dirt on the Moon. This is done by having competitors build robots which can excavate 150kg (330lbs) of "moon dirt" (or more) within 30 minutes, in "lunar conditions". We have already built an initial prototype, which can be seen here: http://www.youtube.com/watch?v=2h85bMvGiJE You can also follow us at: http://moondiggers.com Why we will win: - I have a strong background in robotics. I have previously assisted in leading the "Red Team", a team who eventually won the Urban Challenge for robotics, a competition where cars had to drive themselves in Urban environments. - We have a working prototype, that meets the minimum requirements, and are now iterating to ensure that no one else can match what we have built. For myself, and why I will pay this loan no matter how the competition turns out: - I have a Master's of Science in Robotics from Carnegie Mellon University - I have made 90k+ per year prior to joining the current space startup I am participating in. - If I fail in this competition, my intention is to get a "normal job" until I pay off my debt. - I have never missed a payment, even though I have on occasion had high balances.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,372.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could not find your video. is this the one you are referring to? http://www.youtube.com/watch?v=0oo4wGVwLy4 If so, why can't you find some kind of grant to support this fantastic initiiative?	Yes, the video had broke. The new link as you mention is: http://www.youtube.com/watch?v=0oo4wGVwLy4 Yes, I am working on both grant and sponsorship options, however many of the long lead items (motors, electronics, etc) are due much sooner than when I could expect to actually see any of that money. To give you an idea, I just had to make a commitment for an additional $5k in motors just this last Tuesday.

Member Payment Dependent Notes Series 420579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420579	$6,400	$6,400	8.00%	1.00%	July 2, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420579. Member loan 420579 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Kronotex USA	Debt-to-income ratio:	0.00%
Length of employment:	2 years 1 month	Location:	AUGUSTA, GA

Home town:	Waycross
Current & past employers:	Kronotex USA, Sweetheart Cup Company
Education:	Augusta State University

This borrower member posted the following loan description, which has not been verified:

This money will be used to paint my house and repair my entry doors. I am also installing gutters on my home. I have recently paid off all of my and my wife's credit card debt. We have also paid off all of our auto loans and a personal loan I had with my hometown bank. Our house refinance allowed us to accomplish some financial goals that include establishing a savings account for a Roth IRA and a personal savings account. My wife and I are currently in the best financial shape in our lives and have a total annual gross income of $94,000 with very little debt.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHY DO YOU NEED TO BORROW ANYTHING ?	I have just recently gotten myself out of credit card debt from my wedding almost 3 years ago. I spent all of my savings and am just now re-establishing myself financially. I could save up the money instead of taking out the loan, but I am in a hurry to get these repairs made to my house. This loan will get that done very quickly, and I will probably pay it off before the term agreement. Thanks, J. Smith

Member Payment Dependent Notes Series 420601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420601	$4,800	$4,800	13.47%	1.00%	July 2, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420601. Member loan 420601 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	cheesecake factory	Debt-to-income ratio:	22.84%
Length of employment:	1 year	Location:	richmond, VA

Home town:	chesapeake
Current & past employers:	cheesecake factory, Carrabba's
Education:	Old Dominion University

This borrower member posted the following loan description, which has not been verified:

Just need a little loan to get myself a car.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,002.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a couple of questions. Have you already found a car you would like to buy? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes the car I want is waiting at the dealer. I was approved for financing but the terms on this site are better than those of the dealer.
As StocksMan requested, would you be willing to verify your income with Lending Club?	Of course.

Member Payment Dependent Notes Series 420675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420675	$6,000	$6,000	14.11%	1.00%	July 6, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420675. Member loan 420675 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	21.30%
Length of employment:	n/a	Location:	Auburn, CA

Home town:	Auburn
Current & past employers:
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

I recently graduated from law school and I am now studying for the CA Bar Exam. I have worked full-time at an environmental consulting company for the past 2 years, but have had to cut back my hours to study for the bar exam. I'm seeking a loan to consolidate all of my credit card debt so I can make one lower monthly payment. This loan will be very helpful at this time because I am currently working less hours. I have excellent credit history and I am a very reliable and responsible loan candidate.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	6
Revolving Credit Balance:	$8,710.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, first of all good luck with your exam. I know it's not easy.. n can you explain the delinquency 6 months ago please? thx	I'm not sure what the delinquency was. All I can think of is that I paid a bill late because I was on vacation (forgot to mail it before I left). Other than that, I've never been late on a payment.
Will working less hours substantially affect your income? Good luck with the Bar.	It has affected my income but my fiance is helping me financially and I'll be going back to work full-time in the beginning of August. Thanks.

Member Payment Dependent Notes Series 420718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420718	$2,500	$2,500	15.68%	1.00%	July 3, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420718. Member loan 420718 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	State University of New York (University at Buffalo)	Debt-to-income ratio:	14.29%
Length of employment:	2 years	Location:	Kenmore, NY

Home town:	Boise
Current & past employers:	State University of New York (University at Buffalo), Raymour & Flanigan Furniture
Education:	SUNY at Buffalo, Northwest Christian College

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate some debt while finishing my degree and my wife is at home with our newborn (stay at home mom by choice!) In addition to my income as a IT Systems Analyst at a major state university, we receive a $4000-6000 stipend every Fall/Spring as part of my full-time student grant package. We plan on repaying this loan promptly! Thanks for your consideration, and God Bless!

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	10	Months Since Last Delinquency:	13
Revolving Credit Balance:	$286.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please address 2 recent delinquencies in your credit report?	In April 2008 I wrote a check for rent that was misplaced by our landlord. He claimed to have never seen it, and asked us to write another check, but we told him not to cash it if he came across it. 4 1/2 weeks later the "lost" check came out (even though it was labeled "April" and we were paid up), and put us -$700 in the hole. We tried to get back the overage fees, but didn't have a leg to stand on since we didn't place a formal "stop" on the original check. The end result? We were unable to pay any of our credit card bills for 2 months while we recovered (I was a full time student at the time, so $700 was a devastating blow). My wife and I learned a few hard lessons, namely to always keep several months expenses in savings and always make the minimum payment even if you live on ramen for a while. Hope this helps! Dan
Dan. Thanks for your reply. This was an unfortunate situation and I'm happy that you were able to come out of it, while learning from your mistakes. We all make mistakes. What counts is how you adjust, learn from your mistake, and make sure it will never happen again. Seems to me you have taken steps to ensure you are covered in the future. You've got my faith and my money in you. Good luck Sir!	Thank you sir! This process has been fantastic so far! Why aren't more people using Lending Club?

Member Payment Dependent Notes Series 421442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421442	$4,200	$4,200	14.42%	1.00%	July 7, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421442. Member loan 421442 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Pittsford Cinema 9	Debt-to-income ratio:	11.10%
Length of employment:	2 years 10 months	Location:	Rochester, NY

Home town:	Gorham
Current & past employers:	Pittsford Cinema 9, Doodle Bugs! Childrens Center
Education:	Nazareth College of Rochester

This borrower member posted the following loan description, which has not been verified:

I have multiple credit cards that I am trying to close and get out from under. I can eliminate all of my credit card debt with the amount of money listed above. I never have a problem paying my bills on time and do so every month. I feel that with the high interest rates on my cards I am simply throwing my money away. I am a recent graduate of Nazareth College and I have a full time job. I have never had any collections brought against me. Please help me with this situation. Thank you

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,830.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain why you're asking ~$400 more than your listed revolving debt.	After totaling up my card balances again I still come out with 4135 and am not sure what lending club is leaving out.

Member Payment Dependent Notes Series 421473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421473	$5,000	$5,000	10.95%	1.00%	July 7, 2009	July 11, 2012	July 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421473. Member loan 421473 was requested on June 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Univest	Debt-to-income ratio:	12.24%
Length of employment:	2 years 11 months	Location:	HARLEYSVILLE, PA

Home town:
Current & past employers:	Univest, redners
Education:	penascola christian college

This borrower member posted the following loan description, which has not been verified:

loan

A credit bureau reported the following information about this borrower member on June 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,004.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you wish to pay off? Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint. Why haven't you asked for more money ?	I am finalizing a divorce case next month and need part ofthe funds to pay the attorney. Once settlement is over, I plan on using the settlement money to pay down or pay off my credit cards. This loan will allow this
Hi. Can you verify your income with Lending Club?	yes I can, what is the best way to do this? I can show 2008 tax returns!

Member Payment Dependent Notes Series 421683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421683	$4,000	$4,000	12.53%	1.00%	July 7, 2009	July 11, 2012	July 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421683. Member loan 421683 was requested on June 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,622 / month
Current employer:	Disabled for 11 years	Debt-to-income ratio:	11.92%
Length of employment:	20 years 8 months	Location:	Shreveport, LA

Home town:	Shreveport
Current & past employers:	Disabled for 11 years, Burnett, Sutton, Walker& Callaway 1982-1989, Coon, Brewer, Wallace &Long 1989-1992, Randal l. Coon & Assoc. 1992-1999
Education:	Louisiana State University-Shreveport (LSUS), LSU Law School, Baton Rouge

This borrower member posted the following loan description, which has not been verified:

I have been widowed about 4 years when my wife of 30 years suddenly died at age 50. As it turned out, I had been dating this fiance' when I met my wife and changed my plans. We parted ways; she also married, but divorced after about 10 years. I had gone to college with her at LSU. She went on to obtain her BS in Biology and her R.N., and I went on to go to law school. For the past several years, I have been on disability, and drew LTD from 2 policies which I had reluctantly purchased in my 20's, never dreaming I would need them, but together with the LTD policy payments, and social security and also social security on my twin daughters after their mother died, my income ranges about 5000-5500 a month right now, as you can see from my bank statements. Helen, my fiance' also made quite a high salary, as most people know about RN's. She had an accident which disbilitated her about 2 years ago. She settled the worker's comp, and has lived on that , waiting for SSD. Now she has determined that she can go back to work, but does not have a car or the money to buy one. She has found an excellent value for about $4000, taxes included, and has several job offers pending. I could obtains loans other ways, but I feel that with my credit [700+ at Equifax], and stable income, I could get a personal loan. She also wanted to arrange it so that if she decided to do so, she plans to repay it more quickly than the terms would call for. I own a 2005 Chevy Equinox with low mieage, and if necessary could us that title,[I paid cash for it] I could. But we would like to keep it in a personal lan if possible. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	36
Revolving Credit Balance:	$33,115.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 421959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421959	$3,000	$3,000	9.32%	1.00%	July 2, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421959. Member loan 421959 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	US Air Force	Debt-to-income ratio:	8.33%
Length of employment:	5 years 5 months	Location:	Kathleen, GA

Home town:	Dayton
Current & past employers:	US Air Force, Gainesville, Ga Police Department, Hamilton County, Tn EMS
Education:	Chattanooga State Technical Community College

This borrower member posted the following loan description, which has not been verified:

This will be for a motorcycle. Your motorcycle loans start at $5,000 and I didn't want to finance that much. Thank you!

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,161.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of work do you do ?	I am full time military.
PERHAPS YOU SHOULD ALSO LOOK INTO REFINANCING	We're thinking about doing that in the future. I deploy soon, so we plan on paying a lot on them with the extra pay I will receive.

Member Payment Dependent Notes Series 421971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421971	$8,800	$8,800	18.21%	1.00%	July 7, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421971. Member loan 421971 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,142 / month
Current employer:	Federal Home Loan Bank of Boston	Debt-to-income ratio:	21.85%
Length of employment:	3 years 6 months	Location:	Everett, MA

Home town:	Brockton
Current & past employers:	Federal Home Loan Bank of Boston, PNC Financial Services Group
Education:	University of Massachusetts-Dartmouth

This borrower member posted the following loan description, which has not been verified:

Responsible borrower seeking loan to pay off high interest credit card debt. In attempts to buy my first home, I'm trying to pay off all the current credit card debt I have so that the chances of getting a mortgage will be in my favor. Most if not all of my credit card accounts carry high APR's and is making it very difficult to pay down the balances even when sending more than the minimum payment due. Over the years my credit has gone from a low score while in college to the high six hundreds now. I've been able to attain this by being more responsible with my finances by paying on-time, paying directly through EFT, and have advanced in my professional career leading to a much higher salary than I was making three years ago. I am ready to pay off this high interest credit card debt and move on to investing my debt in a more financially strategic way for myself and the good of the economy by purchasing my first home.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	41
Revolving Credit Balance:	$24,471.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hey 2 questions- 1. can you pleae verify your income? 2. what is the total minimum monthly payment you are making on all your credit cards? thanks	My Current gross salary is $70,800.00+OT and receive an annual bonus approximately $3,000 depending on company performance. The total minimum monthly payment on all my credit card accounts is between $880-$1000.
Hi - can you provide the current payments, balances, and interest rates for the credit cards you will be paying off with this loan? Thank you	I had originally requested 25K to pay off all of my cards but was only approved 8,800. So with that said I've narrowed it down to only being able to cover 7 accounts 1) $20/month,$252.35, 16.49% 2) $20/month, $253.34, 18.99% 3) $20/month, $448.48, 26.99% 4) $50/month, $968.35, 27.49% 5) $65/month, $1,887.83, 28.99%, 6) $65/month, $2,305.64, 27.66%, 7) $80/month, $2,648.70, 20.4%. These balances bring me closest the $8,800 I was approved for. Thank you for the questions.
MikeD2009, What circumstances got you up to $24K in Credt-card debt, and into the delinquency three years ago? Why borrow only $9K?	I think the major reason for getting this far in debt was a combination of finally moving out of my parents house and living on my own. With that comes alot of extra expenses I never really never anticipated and used credit sometimes to travel for vacation. Something now I know not to do. I am paying 98% of the time with cash only now and have restricted my leisure activities so that I can pay down my debt. The only thing I can think of that might have contributed to delinquency 3 years ago was the level of pay I was receiving from my prior employer which was significantly less than what I'm making now. I applied for 25K but was only approved for $8,800. What I find confusing there is that what I pay out combined each month I could easily cover with what they expected my monthly payment to be when we modeled the loan at 25K. It's just a matter of getting them all together at a lower rate, hence why I want to consolidate. Thank You for the questions
Have you verified your income with lending club? I believe it's just faxing some information to them or something simple.	They haven't asked me to do anything regarding income verification yet.

Member Payment Dependent Notes Series 422064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422064	$7,000	$7,000	14.11%	1.00%	July 7, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422064. Member loan 422064 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$19,167 / month
Current employer:	Circle Graphics	Debt-to-income ratio:	7.57%
Length of employment:	4 years 7 months	Location:	Mission Viejo, CA

Home town:	Ipswich
Current & past employers:	Circle Graphics, 3M
Education:	Northern State University, South Dakota State University

This borrower member posted the following loan description, which has not been verified:

I am looking for a $7000.00 loan to pay off credit card and purchase computer equipment. I would like a fair interest rate and 24 month term.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,086.00	Public Records On File:	1
Revolving Line Utilization:	57.80%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello Could you please expand on a Public Record on your Credit Report about 90 months ago? Thanks and good luck!	BK 2002 Discharged February 2002
Please have your income verified with Lending Club.	Year to date gross income. $134,186.94 I will be happy to fax this to anyone. Also, I spoke to Lending Club and they will call my employer.

Member Payment Dependent Notes Series 422307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422307	$7,500	$7,500	10.95%	1.00%	July 3, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422307. Member loan 422307 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Guardian Fiberglass	Debt-to-income ratio:	11.65%
Length of employment:	8 years 10 months	Location:	Marshall, MI

Home town:
Current & past employers:	Guardian Fiberglass
Education:

This borrower member posted the following loan description, which has not been verified:

Want to buy a 97 camaro for my wonderful daughter, but banks don't want to finance one that old. The other $1500, would be to pay off my wifes Yukon. I have a steady well paying job and 700+ credit score. Never late on payments.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	54
Revolving Credit Balance:	$62,466.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 422338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422338	$3,000	$3,000	9.32%	1.00%	July 2, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422338. Member loan 422338 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,750 / month
Current employer:	Haynes and Boone formerly MacPherson Kwok	Debt-to-income ratio:	11.77%
Length of employment:	1 year 4 months	Location:	SARATOGA, CA

Home town:	Livingston
Current & past employers:	Haynes and Boone formerly MacPherson Kwok
Education:	University of Rochester, Stanford University

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan of $2500 to pay down high-interest debt. I'm looking for a term of 24-36 months, although I anticipate paying off the loan early. I am a good, reliable, and responsible candidate for the loan because I have a good job with a reliable source of income. Also, because of rules governing my profession, I have an ethical obligation to repay all debts promptly.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	58
Revolving Credit Balance:	$12,176.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Also, because of rules governing my profession, I have an ethical obligation to repay all debts promptly. ? ? ?	I'm an attorney. I could lose my license if I default on a debt.

Member Payment Dependent Notes Series 422374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422374	$4,800	$4,800	9.63%	1.00%	July 2, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422374. Member loan 422374 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	US Box Corporation	Debt-to-income ratio:	7.67%
Length of employment:	10 months	Location:	IRVINGTON, NJ

Home town:	Newark
Current & past employers:	US Box Corporation, Costco Wholesale
Education:	Essex County College

This borrower member posted the following loan description, which has not been verified:

I have several lines of credits open at different APR's and I would like to consolidate them. I also have a few expenses that I need assistance paying off with.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,246.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you wish to pay off?	I do not have credit cards I wish to pay off. I have other expenses like medical bills and previous loans at a very high APR that I am having difficulty paying. Please help me!

Member Payment Dependent Notes Series 422379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422379	$1,500	$1,500	14.42%	1.00%	July 7, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422379. Member loan 422379 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Doe & Ingalls Inc	Debt-to-income ratio:	20.00%
Length of employment:	7 years 5 months	Location:	Everett, MA

Home town:	Everett
Current & past employers:	Doe & Ingalls Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to apply for a 1,500 loan over 36 months you had sent me an offer but when I clicked the link it wouldn't go further......I talked to Rachel today in Customer service she suggested I re send...Thanks Michelle

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,187.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 422481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422481	$4,000	$4,000	9.63%	1.00%	July 3, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422481. Member loan 422481 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Essilor of America	Debt-to-income ratio:	8.60%
Length of employment:	2 years 7 months	Location:	Haltom City, TX

Home town:	Fort Worth
Current & past employers:	Essilor of America, Tarrant County (Wife)
Education:	The University of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

Me and my wife would like to consolidate our credit cards, and finish simple upgrades to our new home. Both of us have never had any credit issues...

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,275.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422611	$6,000	$6,000	8.00%	1.00%	July 3, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422611. Member loan 422611 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Louis Stokes Cleveland VA Medical Center	Debt-to-income ratio:	7.41%
Length of employment:	2 months	Location:	LAKEWOOD, OH

Home town:	Winter Park
Current & past employers:	Louis Stokes Cleveland VA Medical Center, Cleveland Clinic, MetroHealth Medical Center
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

I have a lovely little home built in 1918 that I purchased two years ago. I have been slowly fixing her up, but I having been saving the biggest project for last. The Kitchen. I have almost 1/2 the money for an upgrade saved and would like to borrow the rest from you. I have very good credit and have paid off all my previous credit card debt. I am a registered nurse with a good job.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like credit cards, car loans or student loans? Can you give a short description of the type of work you perform at the Louis Stokes Cleveland VA Medical Center? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do carry some debt. I have a car loan, a student loan, and I am paying back a loan a took from my 403 b for a down payment for my house. I do have a savings account and with my new job at the VA (which was a significant pay raise) I am able to put away about 1,ooo$ a month. At my previous job at Cleveland Clinic I found I needed to take a second job to be able to save any money. It was difficult, but I managed to pay off my credit card debt. At the VA, I am a registered nurse in the medical intensive care unit. My job envolves assessing and monitoring critically ill patients and their responses to treatments. I know I should have an emergency fund. Everybody says so. And maybe I will someday. But I am not a "what if 'er". Life for me happens in the moment and you can't take it with you. If the worst happens I have money in my retirement accounts. Thank you for your questions.
How long have you been a nurse, and how long were you with your previous employer?	I have been a nurse since August 2000. My previous job was with Cleveland Clinic. I was with them for 3.5 years and before that was with MetroHealth for 3.5 years. Prior to that I spent 2 years at a small community hospital. Thank you for your question.

Member Payment Dependent Notes Series 422806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422806	$10,800	$10,800	9.63%	1.00%	July 6, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422806. Member loan 422806 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Commonwealth of Virginia	Debt-to-income ratio:	8.85%
Length of employment:	11 months	Location:	Richmond, VA

Home town:	Stroudsburg
Current & past employers:	Commonwealth of Virginia, State of Maryland
Education:	University of Maryland-College Park, Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

After two years of graduate school, I've finally landed an awesome salaried position working for the State. Now it's time for me to pay off the debt I accumulated while I was in school. Unfortunately, my interest rates skyrocketed over the course of this year. I want to get as far away from these card companies and their sneaky dealings as possible. Can you help?

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,935.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have student loans, if so, how much and at what percentage is the interest? What leads you to believe you will pay this off, even though you haven't paid the credit cards? Can you afford to pay off $346/month?	On the credit cards I'd like to consolidate, I'm currently making an average of $400/month in payments. So $346 will actually be a decrease in payments. Yes, I do have student loans. My current monthly payment on the student loans is $149/month. They are subsidized Stafford loans with a low interest rate. I have never had a problem making these payments. I'm about a year into my career in state service, and I'm very happy and secure in my job. Thanks for your question- I hope my answers help you make an informed decision!

Member Payment Dependent Notes Series 422880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422880	$5,000	$5,000	11.58%	1.00%	July 6, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422880. Member loan 422880 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,083 / month
Current employer:	enterprise rent a car	Debt-to-income ratio:	7.36%
Length of employment:	2 years 4 months	Location:	woodbury, MN

Home town:	st paul
Current & past employers:	enterprise rent a car
Education:	University of Wisconsin-Eau Claire

This borrower member posted the following loan description, which has not been verified:

We are planning as simple a wedding as we can. We are biting the bullet and moving in with her parents after we are married so that we can pay off our loans instead of paying rent on an apartment. We both work full time and have very secure jobs. We just planned the wedding faster than we are able to save up enough wedding. Once we live together and not in separate apartments we will be able to pay our loans off rather quickly.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any additional details on you and your fiance???s outstanding loans? Can you give a short description of the type of work you perform at Enterprise rent-a-car? And, your fiance???s occupation? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Best of luck!	I have a car loan on a 06 mazda 6 of about 8000. And my fiancee has student loans. We both are assistant managers at enterprise. She is in a local city office and I am at an airport location. The job involves some of everything: developing employees, fleet management, sales management, accounts receivables, and marketing. I have a wedding savings account, another small savings account, a couple grand in a cd (almost up for renew), and a 401 k work match. I will check with lending club about income verification when they open this morning. Thanks for your questions.
Hi, Can you list your monthly expenses by category, including any debt payments? Also you don't have any revolving debt (credit card debt) it seems? Also, how much does your emergency fund, have in case, you have problems?	I have a couple grand in a cd, 401 k match if in a reall emergency. I have a 230 dollar a month car payment and she has about the same for a leased car. Our combined car insurance is about 150 month and she has about 600 a month in student loans. July is the last month she will be paying her 600 month apartment rent and august is the last month for my 600 month apartment rent. Moving in with her parents will really save us a lot of money.
Just want know if how you've thought through your cash flow, you seem like the kind of borrower who have all that information figured out already. What is your combined house debt, income, and savings after the wedding with this loan included?	we have about 1010 in debt payments a month for student loans, 1 owned car and 1 leased car. July is the last month she will be paying her $600 apartment rent and august is the last one for my $600 a month apartment rent. Moving in with her parents is going to free up a lot of cash flow right away.

Member Payment Dependent Notes Series 422937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422937	$6,000	$6,000	9.32%	1.00%	July 3, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422937. Member loan 422937 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	EMI Music	Debt-to-income ratio:	7.85%
Length of employment:	2 years 4 months	Location:	Bronx, NY

Home town:	Mattituck
Current & past employers:	EMI Music, St Martins Press
Education:	Five Towns College

This borrower member posted the following loan description, which has not been verified:

Recently one of my credit cards went from an 8% interest rate to 18% regardless of the fact that I always paid more than my minimum payment ON TIME and never went over my credit limit. This was the card that I was trying to use to consolidate my debt; however, with an interest rate that doubled overnight for no apparent reason, I am looking to get this debt paid off once and for all. We all get sucked into a little debt at one point or another - I'm just trying to dig myself out once and for all. Thank you to anyone who reviews my request and/or lends to help me out.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,432.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at EMI Music? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have student loans but not a lot (Approx. $15,000). I also have made all my payments on time. My position at EMI Music is within Operations so it is one of the more secure positions as opposed to sales/marketing. I generally deal with all the internal systems and make sure that product is made/delivered on time. I do have an emergency fund. My living arrangements just changed (I took on a roommate) so I would say it would cover about two months. I believe I did check the box that Lending Club could verify my income. If there is any additional questions or if you need clarity on any thing, please do not hesistate to ask. Thank you
And savings?	I have a savings account as well. My emergency fund and savings account are almost one in the same.

Member Payment Dependent Notes Series 423179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423179	$1,500	$1,500	14.11%	1.00%	July 7, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423179. Member loan 423179 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	ElDorado National	Debt-to-income ratio:	6.10%
Length of employment:	5 years 9 months	Location:	LINCOLN, KS

Home town:	Quinter
Current & past employers:	ElDorado National
Education:	Salina Area Technical School

This borrower member posted the following loan description, which has not been verified:

A loan to pay current bills and consolidate a few smaller loans.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,247.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Prospectus Supplement (Sales Report) No. 38 dated July 7, 2009